EXHIBIT 25(C)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                             -----------------------

          Check if an application to determine eligibility of A trustee pursuant to Section 305(b)(2) [X]

                        LASALLE BANK NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

                                   36-0884183
                                (I.R.S. Employer
                               Identification No.)

                135 South LaSalle Street, Chicago, Illinois 60603
               (Address of principal executive offices) (Zip Code)

                             -----------------------

                              Willie J. Miller, Jr.
                           Group Senior Vice President
                        Chief Legal Officer and Secretary
                            Telephone: (312) 904-2018
                       135 South LaSalle Street, Suite 925
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                             -----------------------

             ALLETE (legally incorporated as Minnesota Power, Inc.)
               (Exact name of obligor as specified in its charter)

          Minnesota                                             41-0418150
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


    30 West Superior Street
       Duluth, Minnesota                                        55802-2093
(Address of principal executive offices)                         (Zip Code)

                             -----------------------

                                 Debt Securities
                       (Title of the indenture securities)

ITEM 1.   GENERAL INFORMATION*

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          1.   Comptroller of the Currency, Washington D.C.

          2.   Federal Deposit Insurance Corporation, Washington, D.C.

          3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

               Yes.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.

                                        Not Applicable




*Pursuant to General Instruction B, the trustee has responded only to items 1, 2 and 16 of this form since to the best knowledge of the trustee the obligor is not in default under any indenture under which the trustee is a trustee.

ITEM 16.  LIST OF EXHIBITS.

List below all exhibits filed as part of this statement of eligibility and qualification.

          1. A copy of the Articles of Association of LaSalle Bank National Association now in effect. (incorporated herein by reference to Exhibit 1 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          2. A copy of the certificate of authority to commence business (incorporated herein by reference to Exhibit 2 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          3. A copy of the authorization to exercise corporate trust powers (incorporated herein by reference to Exhibit 3 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          4. A copy of the existing By-Laws of LaSalle Bank National Association (incorporated herein by reference to Exhibit 4 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          5.   Not applicable.

          6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 (incorporated herein by reference to Exhibit 6 filed with Form T-1 filed with the Current Report on Form 8-K, dated June 29, 2000, in File No. 333-61691).

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.   Not applicable.

          9.   Not applicable.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle Bank National Association, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 12th day of March, 2001.

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By: /s/ John W. Porter
                                           ------------------------------------
                                           John W. Porter
                                           Assistant Vice President

LaSalle Bank N.A.        Call Date:  12/31/00     ST-BK: 17-1520      FFIEC  031
135 South LaSalle Street                                              Page  RC-1
Chicago, IL  60603       Vendor ID:  D            CERT:  15407            11

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31 , 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET
                                                                                  Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
ASSETS
  1. Cash and balances due from depository institutions (from Schedule RC-A):   RCFD
                                                                                ----
     a. Noninterest-bearing balances and currency and coin (1)                  0081          1,440,053   1.a
     b. Interest-bearing balances (2)                                           0071             17,034   1.b
  2. Securities:
     a. Held-to-maturity securities (from Schedule RC-B, column A)              1754            694,913   2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)            1773         12,323,062   2.b
  3. Federal funds sold and securities purchased under agreements to resell     1350            220,788   3.
  4. Loans and lease financing receivables:
     a. Loans and leases, net of unearned income    RCFD
                                                    ----
         (from Schedule RC-C)                       2122    31,691,102                                    4.a
     b. LESS: Allowance for loan and lease losses   3123       443,137                                    4.b
     c. LESS: Allocated transfer risk reserve       3128             0                                    4.c
     d. Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)                    2125         31,247,965   4.d
  5. Trading assets (from Schedule RC-D)                                        3545            262,014   5.
  6. Premises and fixed assets (including capitalized leases)                   2145            279,087   6.
  7. Other real estate owned (from Schedule RC-M)                               2150              3,780   7.
  8. Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)                                                             2130                  0   8.
  9. Customers' liability to this bank on acceptances outstanding               2155             13,076   9.
 10. Intangible assets (from Schedule RC-M)                                     2143            677,878   10.
 11. Other assets (from Schedule RC-F)                                          2160          1,673,187   11.
 12. Total assets (sum of items 1 through 11)                                   2170         48,852,837   12.    48,852,837

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(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

LaSalle Bank N.A.        Call Date:  12/31/00     ST-BK: 17-1520      FFIEC  031
135 South LaSalle Street                                              Page  RC-1
Chicago, IL  60603       Vendor ID:  D            CERT:  15407            11

Transit Number:  71000505


SCHEDULE RC - BALANCE SHEET
                                                                                  Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of                                   RCON
                                                                                ----
         columns A and C from Schedule RC-E, part I)                            2200         27,740,880   13.a
                                                    RCON
                                                    ----
         (1) Noninterest-bearing (1)                6631     2,038,152                                    13.a.1
         (2) Interest-bearing                       6636    25,702,728                                    13.a.2  27,740,880
                                                                                RCFN
                                                                                ----
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
         Schedule RC-E, part II)                                                2200          4,404,467   13.b
                                                    RCFN
                                                    ----
         (1) Noninterest-bearing                    6631             0                                    13.b.1
         (2) Interest-bearing                       6636     4,404,467                                    13.b.2
                                                                                RCFD
                                                                                ----
 14. Federal funds purchased and securities sold under agreements to repurchase 2800          3,943,015   14.
                                                                                RCON
                                                                                ----
 15. a. Demand notes issued to the U.S. Treasury                                2840            473,742   15.a
                                                                                RCFD
                                                                                ----
     b. Trading liabilities (from Schedule RC-D)                                3548             54,207   15.b
 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     a. With a remaining maturity of one year or less                           2332          5,306,499   16.a
     b. With a remaining maturity of more than one year through three years     A547             19,396   16.b
     c. With a remaining maturity of more than three years                      A548          1,972,209   16.c
 17. Not applicable.
 18. Bank's liability on acceptances executed and outstanding                   2920             13,076   18.
 19. Subordinated notes and debentures (2)                                      3200            831,000   19.
 20. Other liabilities (from Schedule RC-G)                                     2930            760,921   20.
 21. Total liabilities (sum of items 13 through 20)                             2948         45,519,412   21.          45,519,412
 22. Not applicable.

EQUITY CAPITAL
                                                                                RCFD
                                                                                ----
 23. Perpetual preferred stock and related surplus                              3838            135,410   23.
 24. Common stock                                                               3230             41,234   24.
 25. Surplus (exclude all surplus related to preferred stock)                   3839          1,901,992   25.
 26. a. Undivided profits and capital reserves                                  3632          1,349,110   26.a
     b. Net unrealized holding gains (losses) on available-for-sale securities  8434            (94,321)  26.b
     c. Accumulated net gains (losses) on cash flow hedges                      4336                  0   26.c
 27. Cumulative foreign currency translation adjustments                        3284                  0   27.
 28. Total equity capital (sum of items 23 through 27)                          3210          3,333,425   28.           3,333,425
 29. Total liabilities and equity capital (sum of items 21 and 28)              3300         48,852,837   29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

  1. Indicate in the box at the right the number of the statement below that
     best describes the most comprehensive level of auditing work performed     RCFD           Number
     for the bank by independent external auditors as of any date during 1999   ----           ------
                                                                                6724            N/A       M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state charter- ing authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors

6  = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work) 8 = No external audit work

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(1)  Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.